As filed with the Securities and Exchange Commission on December 18, 2013

Registration No. 333-178339

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PATRIOT COAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	20-5622045
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
12312 Olive Boulevard, Suite 400 St. Louis, Missouri 63141
(Address, including zip code, of registrant’s principal executive offices)
Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan
Patriot Coal Corporation Employee Stock Purchase
(Full title of the Plan)
Joseph W. Bean, Esq. Senior Vice President – Law & Administration and General Counsel Patriot Coal Corporation 12312 Olive Boulevard, Suite 400 St. Louis, Missouri 63141 (314) 275-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Deregistration of Securities

On December 6, 2011, Patriot Coal Corporation, a Delaware Corporation (the “Registrant”) filed a registration statement on Form S-8 (No. 333-178339) (the “Registration Statement”).  The Registration Statement registered a total of 7,000,000 shares of Common Stock and Preferred Share Purchase Right (together, the “Securities”).  The Registrant files this Post-Effective Amendment No. 1 to deregister all of the Securities and interests that remain unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on this 18th day of December, 2013.

PATRIOT COAL CORPORATION

By:	/s/ Bennett K. Hatfield
Name: Bennett K. Hatfield
Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

/s/ Bennett K. Hatfield	President, Chief Executive Officer and Director (Principal Executive Officer)	December 18, 2013
Bennett K. Hatfield

/s/ John E. Lushefski	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 18, 2013
John E. Lushefski

*	Director	December 18, 2013
J. Joe Adorjan

*	Director	December 18, 2013
B. R. Brown

*	Director	December 18, 2013
Michael P. Johnson

*	Director	December 18, 2013
Janiece M. Longoria

*	Director	December 18, 2013
Michael M. Scharf

*	Director	December 18, 2013
Robert O. Viets

*By: /s/ Joseph W. Bean
Joseph W. Bean
as Attorney-in-Fact